Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS FOURTH QUARTER 2018 FINANCIAL RESULTS

▪   Expanded Investment Management Business and Acquired First Real Estate Asset in Fiscal Year 2018

▪   Completed First Operating Company Acquisition in September 2018

▪   Increase in Management Fees Received from GECC

WALTHAM, Mass., September 17, 2018 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) has announced its financial results for the quarter ended June 30, 2018 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission. Great Elm will host a conference call and webcast on Monday, September 17, 2018 at 8:30 a.m., Eastern Daylight time, to discuss its fourth quarter financial results and select highlights from fiscal year 2018.

Great Elm team is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Investment Management, Real Estate and Operating Companies. This week marked the successful commencement of its third business vertical with the announcement of its acquisition of Valley Healthcare Group (“VHG”) and Northwest Medical (“NWM”).

Select highlights from 2018 include:

▪	Expanded our Investment Management business:
▪	Grew the investment portfolio of Great Elm Capital Corp. (“GECC”) by approximately 51% and the associated management fee revenue by 38% from June 30, 2017 to June 30, 2018;
▪	Added three separately managed accounts for a prestigious institutional investor in February 2018;
▪	Launched the Great Elm Opportunities Fund I (“GEOF”) in July 2018 to focus on niche, small and middle market catalyst-driven co-investment opportunities; and
▪	Continue to focus on growing the Investment Management vertical both organically and through M&A.

▪	Acquired our first income-producing Real Estate assets:
▪

In March 2018, announced the closing of the first transaction for the Real Estate platform, acquiring a majority equity interest in approximately 257,000 square feet of Class A office space in Fort Myers, Florida that is long-term leased to Gartner, Inc. pursuant to a credit tenant lease financing structure; and

▪	Continue to pursue other compelling real estate opportunities, with a focus on transactions where our tax attributes allow us to be a value-added partner or landlord.

▪	Explored a number of Operating Company acquisition candidates and closed on our first transaction in September 2018:
▪	Acquired an 80.1% equity interest in VHG and NWM at a purchase price of $63.6 million for approximately 4.9x TTM Pro Forma Adjusted EBITDA for the period ended June 30, 2018; and
▪	Continue to diligence a number of operating company opportunities across multiple industries.

“With the closing of the VHG and NWM transaction, we have completed what we believe will be a transformative transaction for Great Elm,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “The meaningful cash flow and earnings generated by the combined companies, together with the growth in our Investment Management and Real Estate verticals, creates a powerful platform to drive long-term shareholder value, all of which is enhanced by Great Elm’s substantial tax assets.”

BUSINESS OVERVIEW

Alignment of Interest

The employees of GEC and GECM collectively own over 1.8 million shares of GEC, representing approximately 7.0% of the shares outstanding.1 Additionally, the directors of GEC collectively own or manage approximately 10.1% of GEC’s shares.1 Altogether, insiders collectively own or manage approximately 17.1% of GEC’s shares outstanding, which we believe fosters a strong alignment of interest between employees, directors and our shareholders.

Investment Management

We believe the Investment Management vertical is an attractive platform with high margins and a highly scalable business model which, coupled with growth in assets under management, provides significant operating leverage and the potential for growth in adjusted EBITDA.

We continue to pursue growth both organically and through M&A. As noted above, during fiscal year 2018, we grew GECC’s investment portfolio by 51% and its associated management fee revenue by 38%. During Q4, the investment portfolio of GECC grew by a modest 2%, but the management fee grew by 9% due to the increase in investment assets. As we continue to seek to

[1]	This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of said restricted shares.

raise incremental debt and / or equity capital for GECC, this asset growth, once deployed, should result in increased management fee revenue for GECM.

Following the quarter, we launched GEOF in July 2018 with a co-investment in a senior secured loan in the consumer staples industry. We believe that GEOF, which targets the type of asymmetric risk/reward opportunities on which the GECM team has traditionally focused, represents a compelling area for growth in the Investment Management business. Alongside GEOF, we continue to pursue additional avenues for growth, including launching potential private funds and accounts and opportunistic M&A in the BDC space.

Real Estate

Following the announcement of the Fort Myers transaction in March 2018, we have significantly increased both our deal flow and our opportunity set.  We continue to focus on credit tenant lease financings and ground lease structures across a variety of commercial, government and other properties. With our substantial tax assets, we continue to pursue transactions in which we can be a value-added partner or landlord.

We currently have a select number of credit tenant lease and ground lease opportunities on which we are engaged in active dialogue.

Operating Companies

During fiscal year 2018, the GEC team explored a number of operating company opportunities, focusing on the acquisition of growing businesses with demonstrated histories of generating meaningful earnings that are high returns on the capital employed by the businesses. In September 2018, the team closed on its first acquisition, acquiring an 80.1% equity interest in two healthcare services companies, VHG and NWM, focused on sleep and respiratory durable medical equipment. Post the successful integration of the two businesses, the team intends to focus on growing this healthcare services platform both organically and through M&A, working with an experienced and aligned management team to execute on this strategy.

In addition to successfully growing the recently acquired VHG and NWM businesses, the team continues to focus on conducting due diligence on a number of operating company opportunities across multiple industries.

CONSOLIDATED FINANCIAL REVIEW & SEGMENT FINANCIALS

As of June 30, 2018, Great Elm had three operating segments: Investment Management, Real Estate and General Corporate.

Investment Management

Three Months Ended June 30, 2018:

▪	Revenue:
▪

During the three months ended June 30, 2018, Great Elm recognized management fee revenue of $754,000 vs. $548,000 during the same period the prior year. The increase in revenue year-over-year was driven primarily by GECC’s investment portfolio growth.

▪

During the three months ended June 30, 2018, Great Elm recognized total net investment management revenue of $584,000 vs. $2.1 million during the same period the prior year. The decrease in the total investment management revenue for the three months ended June 30, 2018 was primarily driven by $1.4 million of combined prior period reversal and non-recognition of current period incentive fee income, predominantly related to GECC’s investment in Avanti. Total investment management revenue for the three months ended June 30, 2017 also included a one-time increase in Administration Fee Revenue of $445,000, further skewing the year-over-year revenue comparison.

▪	Net Income (Loss):
▪	During the three months ended June 30, 2018, Great Elm recognized a net loss of ($1.4) million vs. net income of $1.7 million during the same period the prior year.

▪	Adjusted EBITDA:
▪	During the three months ended June 30, 2018, Great Elm recognized Adjusted EBITDA of $459,000 vs. $174,000 in the same period the prior year.

Twelve Months Ended June 30, 2018:

▪	Revenue:
▪

During the twelve months ended June 30, 2018, Great Elm recognized management fee revenue of $2.6 million vs. $1.5 million during the same period in the prior year[2]. The increase in revenue year-over-year was driven primarily by a combination of portfolio asset growth and the full twelve months of operation for the Investment Management business in fiscal year 2018 vs. 2017.

▪	During the twelve months ended June 30, 2018, Great Elm recognized total investment management revenue of $4.1 million vs. $4.9 million during the same period in the prior year[3].

▪	Net Income (Loss):

[2]	The same period the prior year reflects the results from November 3, 2016 to June 30, 2017.
[3]	The same period the prior year reflects the results from November 3, 2016 to June 30, 2017.

▪

During the twelve months ended June 30, 2018, Great Elm recognized a net loss of ($4.9) million vs. ($0.5) million during the same period in the prior year[4]. This increase in the net loss year-over-year was driven primarily by the previously referenced reversal of the accrued but unpaid incentive fee on GECC’s investment in Avanti.

▪	Adjusted EBITDA:
▪

During the twelve months ended June 30, 2018, Great Elm recognized Adjusted EBITDA of $823,000 vs. $1.5 million during the same period in the prior year.[5] This decrease in Adjusted EBITDA year-over-year was driven primarily by the previously referenced reversal of the accrued but unpaid incentive fee on GECC’s investment in Avanti.

Real Estate

Three Months Ended June 30, 2018:

▪	Revenue:
▪	During the three months ended June 30, 2018, Great Elm recognized $1.5 million in rental revenue.

▪	Net Income (Loss):
▪	During the three months ended June 30, 2018, Great Elm recognized $60,000 in net income.

▪	Adjusted EBITDA:
▪	During the three months ended June 30, 2018, Great Elm recognized $1.2 million in Adjusted EBITDA.

Twelve Months Ended June 30, 2018:

▪	Revenue:
▪	During the period ended June 30, 2018, Great Elm recognized $1.9 million in rental revenue[6].

▪	Net Income (Loss):
▪	During the period ended June 30, 2018, Great Elm recognized $83,000 in net income[7].

[4]	The same period the prior year reflects the results from November 3, 2016 to June 30, 2017.
[5]

Operating expenses during the three month period ended March 31, 2017 were depressed due to an allocation of such expenses under the cost-sharing agreement, resulting in increased adjusted EBITDA for such period.

[6]	The period reflects the results from March 6, 2018 to June 30, 2018.
[7]	The period reflects the results from March 6, 2018 to June 30, 2018.

▪	Adjusted EBITDA:
▪	During the period ended June 30, 2018, Great Elm recognized $1.5 million in Adjusted EBITDA[8].

Conference Call & Webcast

Great Elm will host a conference call and webcast on Monday, September 17, 2018 at 8:30 a.m., Eastern Daylight time, to discuss its fourth quarter financial results and select highlights from fiscal year 2018.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 7189236 when asked.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/1772951/300794012B606F0D55048D3FE3DDA159 [event.on24.com].

About Great Elm Capital Group, Inc.

Great Elm Capital Group, Inc. (NASDAQ: GEC) is a publicly-traded holding company that is seeking to build a business across three operating verticals: Investment Management, Real Estate and Operating Companies. Great Elm Capital Group, Inc.’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

[8]	The period reflects the results from March 6, 2018 to June 30, 2018.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

	For the year ended June 30, 2018				For the year ended June 30, 2017
(Dollar amounts in thousands)	Investment Management	Real Estate	General Corporate	Total	Investment Management	Real Estate	General Corporate	Total
Net loss - GAAP	$(4,910)	$83	$(6,679)	$(11,506)	$(503)	$-	$(14,734)	$(15,237)
EBITDA:
Net loss - GAAP	$(4,910)	$83	$(6,679)	$(11,506)	$(503)	$-	$(14,734)	$(15,237)
Interest	217	854	-	1,071	285	-	6,036	6,321
Taxes	-	-	(329)	(329)	14	-	-	14
Depreciation and amortization	585	538	1	1,124	340	-	-	340
EBITDA	$(4,108)	$1,475	$(7,007)	$(9,640)	$136	$-	$(8,698)	$(8,562)
Adjusted EBITDA:
EBITDA	$(4,108)	$1,475	$(7,007)	$(9,640)	$136	$-	$(8,698)	$(8,562)
Stock based compensation	3,487	-	938	4,425	1,434	-	529	1,963
Unrealized loss on investment in GECC	-	-	2,714	2,714	-	-	9,114	9,114
Non-reimbursable MAST Capital expenses	281	-	128	409	-	-	-	-
Unrecognized incentive fees earned (1)	1,155	-	-	1,155	-	-	-	-
Broken deal expenses (2)	-	-	1,141	1,141	-	-	-	-
Re-measurement of warrant liability	8	-	-	8	(30)	-	-	(30)
Adjusted EBITDA	$823	$1,475	$(2,086)	$212	$1,540	$-	$945	$2,485
(1)	Unrecognized incentive fees include amounts earned under the investment management agreement with GECC which are not recognized under GAAP.
(2)	Broken deal expenses include non-recurring expenses incurred in relation to transactions that were not consummated.

	For the quarter ended June 30, 2018				For the quarter ended June 30, 2017
(Dollar amounts in thousands)	Investment Management	Real Estate	General Corporate	Total	Investment Management	Real Estate	General Corporate	Total
Net loss - GAAP	$(1,378)	$60	$(1,214)	$(2,532)	$1,675	$-	$(2,566)	$(891)
EBITDA:
Net loss - GAAP	$(1,378)	$60	$(1,214)	$(2,532)	$1,675	$-	$(2,566)	$(891)
Interest	43	668	-	711	110	-	-	110
Taxes	-	-	(147)	(147)	14	-	-	14
Depreciation and amortization	136	425	1	562	(2,224)	-	-	(2,224)
EBITDA	$(1,199)	$1,153	$(1,360)	$(1,406)	$(425)	$-	$(2,566)	$(2,991)
Adjusted EBITDA:
EBITDA	$(1,199)	$1,153	$(1,360)	$(1,406)	$(425)	$-	$(2,566)	$(2,991)
Stock based compensation	598	-	225	823	629	-	115	744
Unrealized loss on investment in GECC	-	-	(39)	(39)	-	-	1,495	1,495
Non-reimbursable MAST Capital expenses	-	-	-	-	-	-	-	-
Unrecognized incentive fees earned (3)	1,060	-	-	1,060	-	-	36	36
Broken deal expenses (4)	-	-	413	413	-	-	-	-
Re-measurement of warrant liability	-	-	-	-	(30)	-	-	(30)
Adjusted EBITDA	$459	$1,153	$(761)	$851	$174	$-	$(920)	$(746)
(3)	Unrecognized incentive fees include amounts earned under investment management agreement with GECC which are not recognized under GAAP.
(4)	Broken deal expenses include non-recurring expenses incurred in relation to transactions that were not consummated.

Media & Investor Contact:

Great Elm Capital Group

Meaghan K. Mahoney

Senior Vice President

+1 617 375-3006

mmahoney@greatelmcap.com  or investorrelations@greatelmcap.com